SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 27, 1995



                           IMPERIAL HOLLY CORPORATION
             (Exact name of registrant as specified in its charter)


                    Delaware                                     1-10307
(State or other jurisdiction of incorporation)          (Commission File Number)

                                   74-0704500
                       (IRS Employer Identification No.)

       One Imperial Square, Suite 200
            P.O. Box 200
          Sugar Land, Texas                               77487
(Address of principal executive offices)                (Zip Code)


        Registrant's telephone number, including area code: 713/491-9181

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ITEM 5. OTHER EVENTS

     On January 27, 1995, the Board of Directors of Imperial Holly Corporation (the "Company") acted to amend certain terms of the Rights Agreement dated as of September 14, 1989 (the "Rights Agreement") between the Company and The Bank of New York, as Rights Agent. The Amendment to Rights Agreement dated as of January 27, 1995 (the "Amendment") implementing these changes reduces the level of beneficial ownership that causes a person to become an Acquiring Person (as defined in the Rights Agreement) (the level of beneficial ownership triggering certain provisions of the Rights Agreement) from 25% to 15%. The reduction does not, however, apply with respect to any Existing Shareholder, which is defined in the Amendment as any person or group that was, on January 27, 1995, the beneficial owner of 10% or more of the outstanding shares of Common Stock and that had publicly disclosed such ownership.

     In addition, the Amendment permits the Board of Directors to cause certain inadvertent acquisitions of Common Stock not to result in a person's becoming an Acquiring Person if the person promptly divests itself of sufficient Common Stock. Finally, the Amendment permits the Board of Directors, at any time that the rights under the Rights Agreement are redeemable, to increase or decrease the ownership level that causes a person to be an Acquiring Person.

     A copy of the Amendment has been filed with the Securities and Exchange Commission as an exhibit to this Report on Form 8-K. This summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits

              1. Amendment to Rights Agreement dated as of January 27, 1995 between Imperial Holly Corporation and The Bank of New York, as Rights Agent.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              IMPERIAL HOLLY CORPORATION

Date: February 3, 1995        By:  /s/ JAMES C. KEMPNER
                            Name:      James C. Kempner
                           Title:      President and Chief Executive Officer

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